EXHIBIT 99.1

AMENDMENT NO. 2

TO

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

MARKWEST ENERGY PARTNERS, L.P.

This Amendment No. 2 (“Amendment No. 2”) to the AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF MARKWEST ENERGY PARTNERS, L.P. dated May 24, 2002, is agreed to, approved and made effective the 10th day of June 2005, on behalf of MarkWest Energy Partners, L.P. (the “Partnership”) by Markwest Energy GP, L.L.C., the general partner of the Partnership (the “General Partner”).

W I T N E S S E T H

WHEREAS, the General Partner, the Initial Limited Partner, the Organizational Limited Partner and the Limited Partners of the Partnership entered into that certain Amended and Restated Limited Partnership Agreement of the Partnership, dated as of May 24, 2002 (the “Partnership Agreement”);

WHEREAS, as a consequence of the application of APB 25 (defined below) to the transfer of ownership interests in the General Partner and of subordinated units of the Partnership to certain directors and officers of the General Partner and of MarkWest Hydrocarbon, Inc. (the “Company”), the corporate parent of the General Partner, consistent with Staff Accounting Bulletin 1-B, Allocation of Expenses And Related Disclosure In Financial Statements of Subsidiaries, Divisions Or Lesser Business Components of Another Entity, the General Partner will be deemed to make a capital contribution from time to time for the offsetting charge accounted for as compensation expense to the Partnership;

WHEREAS, Section 13.1(d)(i) and (d)(iv) of the Partnership Agreement provides that the General Partner may amend any provision of the Partnership Agreement without the approval of any Partner or Assignee to reflect a change that, in the discretion of the General Partner, does not adversely affect the Limited Partners in any material respect or is required to effect the intent of the provisions of the Partnership Agreement;

WHEREAS, acting pursuant to the power and authority granted to it under Sections 13.1(d) and 13.1(d)(iv) of the Partnership Agreement, the General Partner has determined that the following amendment to the Partnership Agreement does not adversely affect the Limited Partners in any material respect and is required to effect the intent of the provisions of the Partnership Agreement;

NOW, THEREFORE, in consideration of the premises, the General Partner hereby amends the Partnership Agreement, retroactive to inception date of the Partnership, as follows:

A.    Amendments:

1.             Section 6.1(d) is amended by adding the following new paragraph (xiv):

“(xiv)  Any compensation expense attributable to deemed contributions by the General Partner resulting from the application of APB 25 to the transfer of ownership interests in the General Partner and of subordinated units of the Partnership to certain directors and officers of the General Partner and of the Company, shall be allocated 100% to the General Partner.”

2.                                       Section 1.1, Definitions, of the Partnership Agreement is hereby amended by adding the following new definitions:

“APB 25” means Accounting Principles Board Opinion Number 25, an accounting principle governing accounting for stock issued to employees.

B.                                    Miscellaneous:

1.                                     Terms.  Capitalized terms used but not defined herein shall have the meaning assigned to them in the Partnership Agreement.

2.                                       Ratification of Partnership Agreement.  As expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

3.                                       Governing Law.  This Amendment No. 2 will be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws.

IN WITNESS WHEREOF, the undersigned has executed this Amendment No.2 to the Amended and Restated Limited Partnership Agreement of MarkWest Energy Partners, L.P. be effective as of the date first written above.

MARKWEST ENERGY GP, LLC

GENERAL PARTNER OF
MARKWEST ENERGY PARTNERS, L.P.

By:	/s/ Andy L. Schroeder
Name:	Andrew L. Schroeder
Title:	Vice President and Treasurer

References:

See:  Action by Written Consent – Board of Directors of MarkWest Energy GP, LLC  date April 28, 2005.